Exhibit 99.2

SCBT Financial Corporation 3rd Quarter Earnings Release Call October 26, 2012

Forward-Looking Statements 2 Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation (‘SCBT”) and The Savannah Bancorp, Inc. (SAVB”) caution readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement between SCBT and SAVB; (2) the outcome of any legal proceedings that may be instituted against SCBT or SAVB; (3) the inability to complete the transactions contemplated by the definitive merger agreement due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) credit risk associated with an obligor's failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (5) interest risk involving the effect of a change in interest rates on both the bank's earnings and the market value of the portfolio equity; (6) liquidity risk affecting the bank's ability to meet its obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in "mark-to-market" portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) economic downturn risk resulting in deterioration in the credit markets; (14) greater than expected noninterest expenses; (15) excessive loan losses; (16) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Peoples Bancorporation and The Savannah Bancorp, Inc., including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (17) the risks of fluctuations in market prices for SCBT stock that may or may not reflect economic condition or performance of SCBT; (18) the payment of dividends on SCBT is subject to regulatory supervision as well as the discretion of the SCBT board of directors; and (19) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.

NonAcquired FDIC Acquired Whole Bank Acquired Loan Portfolio Mix With SAVB - FDIC Acquired includes Indemnification Asset 3

Impact Of Credit Releases (Dollars in Millions) 4 3Q2012 2Q2012 Change Interest Income Yield Interest Income Yield Interest Income Yield IMPACT ON ACQUIRED LOAN YIELD Acquired Loan Yield $ 16.0 12.70% $ 11.9 9.86% $ 4.1 2.84% Adjustment for negative accretion on IA (6.6) -6.95% (4.4) -5.21% (2.2) -1.74% Adjusted Interest Income and Yield $ 9.4 5.75% $ 7.5 4.65% $ 1.9 1.10% IMPACT ON MARGIN Net Interest Income / Margin $ 46.9 5.03% $ 42.5 4.69% $ 4.4 0.34% Adjustment for negative accretion on IA (6.6) -0.86% (4.4) -0.65% (2.2) -0.21% Adjusted Net Interest Income / Margin $ 40.3 4.17% $ 38.1 4.04% $ 2.2 0.13%

Operating Efficiency Ratio - QTD *Efficiency ratio = NIE / Net Int Inc + Non Int Inc less securities gain/(loss) Operating efficiency ratio (exc’l) = same as above except exc’l merger cost & OREO related cost from NIE 5